HOLOGIC, INC.

HOLOGIC 2013 SYNERGY BONUS PLAN

(the “Synergy Plan”)

Performance-Based Compensation

Reference is made to the Hologic, Inc. 2008 Equity Incentive Plan previously approved by the Company’s Stockholders (the “2008 Plan”). Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the 2008 Plan. It is intended that the awards granted hereunder (the “Awards”) to employees of the Company, that may include Covered Employees who have contributed to the Company’s acquisition and integration of Gen-Probe with and into the Company, to the extent consistent therewith, as Annual Incentive Awards under Section 7 of the 2008 Plan and, to the extent applicable, “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”). Without limiting the foregoing, it is further intended that if all or a portion of an Award to any Covered Employee does not so qualify (either as an Annual Incentive Award or performance based compensation), it shall not affect the qualification of that portion of an Award that would otherwise so qualify, or otherwise reduce a participant’s Award hereunder. The terms and conditions of the 2008 Plan, including without limitation the individual award limits set forth therein, shall apply to any Award, or portion thereof, that shall qualify as an Annual Incentive Award thereunder. With respect to any Awards hereunder intended to qualify as performance based compensation for a Covered Employee under Section 162(m) of the Code, in the event of any inconsistencies between the 2008 Plan and this document or any other document evidencing the Award, the terms of the 2008 Plan shall control.

Administration

This 2013 Synergy Bonus Plan (the “Synergy Plan”) will be administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). The Compensation Committee, in its sole discretion, shall have the authority to grant and amend Awards, determine eligibility of any employee to participate in the Synergy Plan, to adopt, amend and repeal rules relating to the Synergy Plan and to interpret and correct the provisions of the Synergy Plan and any Award. The Compensation Committee shall have the authority, subject to the express limitations of the Synergy Plan and the 2008 Plan, (i) to construe and determine the respective Awards and the Synergy Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Synergy Plan and any Awards, (iii) to determine the terms and provisions of the respective Awards, which need not be identical, (iv) to create sub-plans hereunder necessary to comply with laws and regulations of any foreign country in which the Company may seek to grant an Award, and (v) to make all other determinations in the judgment of the Compensation Committee necessary or desirable for the administration and interpretation of the Synergy Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Synergy Plan or Award in the manner and to the extent it shall deem expedient to carry the Synergy Plan or any Award into effect and it shall be the sole and final judge of such expediency. All decisions by the Compensation Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Compensation Committee shall be liable for any action or determination relating to the Synergy Plan.

To the extent permitted by applicable law, the 2008 Plan or the listing standards of any exchange upon which the Company’s Common Stock may be listed, the Committee may delegate any or all of its powers under the Synergy Plan, as it relates to the determination of Awards and eligibility under the Synergy Plan (other than Awards made to executive officers), to one or more committees or subcommittees of the Compensation Committee or the Board, or to one or more executive officers of the Company; provided, however, that unless otherwise expressly provided, no such delegation of authority shall limit the Compensation Committee’s discretionary authority to alter the amount or payment of any Award to any participant as set forth herein, and any Awards made to any executive officers of the Company (including without limitation any Covered Employee), including without limitation the achievement of target performance objectives, shall be subject to the final review and approval of the Compensation Committee.

Eligibility

Unless otherwise determined by the Compensation Committee, which retains sole discretion of eligibility under the Synergy Plan, the eligible participants under the Synergy Plan shall include the Company’s officers (other than the Company’s Chief Executive Officer, Chief Financial Officer and Senior Vice President and General Manager of Diagnostics, each of whom shall not be eligible for an Award under the Synergy Plan), vice presidents, operational directors, managers and such other employees that have been identified by management as key contributors to the due diligence, integration, and synergistic company savings in conjunction with the Gen-Probe acquisition. Notwithstanding anything to the contrary in the foregoing, unless otherwise approved by the Compensation Committee, participants may include persons, including officers, who are otherwise participating in a Company commission-based plan.

Targets

Subject to the discretion of the Compensation Committee as set forth herein, targeted payout levels (“Targeted Payout Levels”) will be based upon the achievement of cost synergy goals established by the Committee. A participant’s Targeted Bonus Level is determined by such participant’s role and influence in achieving the synergy goals.

Funding

Subject to the discretion of the Compensation Committee, the Synergy Plan is an unfunded plan and is based upon the level of the Company’s achievement of cost synergies established for the Synergy Plan. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Synergy Plan.

Maximum and Minimum Bonus Payout; No Right to Employment

The maximum bonus payouts will be determined by the Compensation Committee but will generally not exceed 170% of Targeted Payout Levels. The Compensation Committee reserves the right, in its sole discretion, to decrease any bonus payouts to any participant under the Synergy Plan, regardless of the level of bonus targets that have been achieved (or bonus levels that have been estimated), including, without limitation, to reduce or provide for no bonus payout to a participant even though one or more targets under the Synergy Plan have been achieved. Neither the Synergy Plan, nor any action taken pursuant to the Synergy Plan, will be construed as giving or otherwise promising any eligible employee hereunder the right to continued employment with the Company or any of its subsidiaries.

Payment

Based on projected achievement of cost synergies, the Company will make a payment to eligible employees under the Synergy Plan for FY 2012 performance on or about November 2012, subject to an eligible employee being employed by the Company on the date of payment. The amount of payments for FY 2012 performance shall reduce the bonus pool for FY 2013 and the total of both FY 2012 and 2013 payments shall not exceed 170% of the Targeted Payout Levels. It is anticipated that the FY 2012 payout will be approximately $2 million of the total budgeted pool at target. Based on projected achievement of cost synergies, the Company will make a payment to eligible employees under the Synergy Plan for FY 2013 performance on or about November 2013, subject to an eligible employee being employed by the Company on the date of payment. If an eligible employee terminates employment with the Company prior to an applicable payment date, he/she shall irrevocably forfeit any rights to receive a payment under the Synergy Plan.

Synergy Plan Nonexclusive

Nothing in this Synergy Plan shall preclude the Company from granting any bonus or other award to a person, who is likely to be a Covered Employee or otherwise, that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code upon such terms and conditions as may be determined by the Board or the Committee, without regard to the limitations set forth in this Synergy Plan.